Exhibit 99

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648 U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232
ORIENTAL FINANCIAL GROUP REPORTS FOURTH QUARTER 2010 RESULTS
SAN JUAN, Puerto Rico, February 3, 2011 — Oriental Financial Group Inc. (NYSE: OFG) announced results for the quarter ended December 31, 2010.
“Our core Oriental Bank and Trust and Oriental Financial Services banking and financial services operations performed well as we continued to benefit from increased volume in our commercial and retail businesses,” said José Rafael Fernández, Vice Chairman of the Board, President and Chief Executive Officer.
“This was due to our larger and more strategically located network of 30 branches and our expanded commercial lending team, as well as a somewhat more rational market environment in Puerto Rico. We expect to continue to make strong progress in 2011 in line with our strategy of generating a greater proportion of income from lending and wealth management activities.”
4Q10 Financial Summary
•	Income available to common shareholders of $3.9 million, or $0.08 per share, for the quarter ended December 31, 2010, compared to a loss of $75.3 million, or ($3.09) per diluted share, in the year ago quarter and a loss of $31.7 million, or ($0.70) per share in the quarter ended September 30, 2010.

•	Book value per share increased to $14.33, up 32.5% from $10.82 a year ago and 3.9% from $13.79 at September 30, 2010.

•	Total stockholders’ equity reached $732.3 million at December 31, 2010, an increase of 122.0% from a year ago and 3.7% from September 30, 2010.

•	Tangible common equity to total assets increased to 9.04% from 3.97% at December 31, 2009 and 8.72% at September 30, 2010.
4Q10 Key Factors
•	Strong performance in core banking operations, including increases in interest income from loans not covered under the shared-loss agreements with the FDIC, commercial loan and lease production and balances, retail and commercial deposits, and non-interest revenue, as well as reductions in the cost of deposits and the provision for loan and lease losses not covered under the shared-loss agreements with the FDIC.

•	Strong performance in core wealth management operations, including greater non-interest revenues, and increases in trust assets and customer assets with the broker-dealer.

•	Decline of $7.3 million in interest income from mortgage-backed securities primarily due to higher premium amortization, reflecting increases in pre-payments as well as a lower average yield on recently purchased securities. With the recent rise in interest rates, pre-payment speeds are showing signs of leveling off.

•	Net credit impairment of $6.3 million attributable to various pools of loans covered under the shared-loss agreements with the FDIC.

•	Gain on derivative activities of $22.9 million, representing the increase in the valuation of interest rate swaps used to manage the Group’s future interest rate risk exposure.

•	Strategic decision in December 2010 to sell the remaining balance of the BALTA private label collateralized mortgage obligation (CMO). The proceeds from such sale amounted to approximately $63.5 million, which were slightly higher than the $63.2 million fair value at which this instrument was carried in books. This $300,000 difference represents a positive effect on stockholders’equity of this transaction for Oriental. A loss of $22.8 million was recorded in the fourth quarter for the difference between the amortized cost and the sales price,

•	Reduction of $1.1 million in non-interest expenses compared to the previous quarter, due to continued cost savings related to the former Eurobank operations and our on-going cost control strategy.
4Q10 Income Statement Analysis
•	Interest income of $72.4 million declined 10.9%, or $8.8 million, primarily due to higher premium amortization as a result of increase in pre-payments on mortgage-backed securities early in the fourth quarter. Interest income from non-covered loans increased to $18.2 million from $17.7 million, while interest income from covered loans (the former Eurobank loans) fell to $15.9 million from $16.6 million. Loan yield increased to 7.32% from 7.20% in the third quarter. Loans generated 47% of total interest income versus 42% in the third quarter and 24% in year ago quarter.

•	Interest expense of $41.8 million fell 2.9%, or $1.3 million. Interest expense on borrowings declined 4.1%, primarily due to the September 2010 repayment of the FDIC note related to the Eurobank transaction. Interest expense on deposits declined to an average cost of 1.95% versus 2.03% in the previous quarter as deposit pricing within the Puerto Rico market is reflecting a more reasonable level of competition.

•	The net credit impairment on covered loans, recorded as a provision, consisted of $49.3 million in gross estimated losses, mostly attributed to certain pools which have shown increase in credit deterioration in recent months, less a $43.0 million increase in the FDIC shared-loss indemnification asset. Conversely, from their acquisition on April 30, 2010 through December 31, 2010, covered loans have generated $23.4 million more in cash flows than originally expected. If the cash flows continue to outperform the original estimate, the allowance for loan losses for these pools may be reduced and interest income for these loans may be increased.

•	Non-interest income from wealth management and banking services of $8.4 million increased 5.8%. Total wealth management assets of $3.9 billion at December 31, 2010 grew 9.2% from September 30, 2010, with increases of 2.6% in trust assets and 19.0% in customer assets with the broker-dealer.

•	Mortgage banking activities revenue fell $1.4 million primarily due to reduced production versus a strong third quarter. Oriental typically sells more than 90% of its residential mortgage production, which is focused primarily on re-sales versus new home sales, into the secondary market.

•	Total non-interest expenses of $31.7 million included $7.9 million related to former Eurobank operations versus $10.2 million in the third quarter. As of year end 2010, Oriental had achieved approximately 30% annualized Eurobank cost savings, as previously planned.

December 31, 2010 Balance Sheet Analysis
•	Cash of $448.9 million increased 214.1% or $306.0 million. This reflects principal pre-payments from investment securities, a $120.7 million reimbursement from the FDIC to cover its 80% share of former Eurobank loan losses claimed to date, and the proceeds from the sale of the BALTA CMO. Some of this cash was reinvested in new agency securities in January 2011.

•	Non-covered loans of $1.2 billion increased 1.2% or $13.1 million from September 30, 2010. This reflects increases in commercial loans, leases and consumer loans, which offset the decrease in residential mortgage loans. While total loan production and purchases declined 1.8%, to $101.5 million, production of commercial loans and leases was $39.6 million, an increase of 28.2% or $8.7 million.

•	Total retail deposits were a record $2.0 billion, increasing 6.0% or $115.3 million. Total borrowings of $3.9 billion declined 1.8% or $71.4 million, reflecting Oriental’s third quarter deleveraging from the previously reported retirement at maturity of a $100 million repurchase agreement.

•	Investment securities of $4.4 billion increased 1.7% or $74.1 million. As a result of the sale of the BALTA CMO, approximately 98% of Oriental’s investment securities portfolio as of December 31, 2010 consists of fixed-rate mortgage-backed securities or notes, guaranteed or issued by FNMA, FHLMC or GNMA, and U.S. agency senior debt obligations, backed by a U.S. government sponsored entity or the full faith and credit of the U.S. government.

•	During the quarter, Oriental purchased FNMA and FHLMC certificates and categorized these as Held-to-Maturity with a December 31, 2010 balance of $689.9 million.
4Q10 Credit Quality on Loans Not Covered Under the Shared-Loss Agreements with the FDIC
•	Provision for loan and lease losses of $3.7 million declined 9.8% or $0.4 million, while the allowance of $31.4 million increased 6.0% or $1.8 million, rising to 2.66% of total loans and leases versus 2.54% at September 30, 2010.

•	Net credit losses of $1.9 million (0.66% of average loans outstanding) declined 22.4%, or $0.6 million. For the year, net credit losses totaled $7.7 million, below Oriental’s previously stated expectations of $8-$9 million.

•	Non-performing loans of $122.8 million increased 10.9% or $12.1 million. The increase mainly reflects Oriental’s $10.0 million participation in a Shared National Credit commercial loan. This loan continues to comply with all contractual payments, but was classified as non-performing due to an estimated reduction in the appraised value of the property held as collateral.
Capital
•	Oriental continues to maintain regulatory capital ratios well above the requirements for a well-capitalized institution. At December 31, 2010, the Leverage Capital Ratio was 9.56%, Tier-1 Risk-Based Capital Ratio was 26.42%, and Total Risk-Based Capital Ratio was 27.69%.
Non-GAAP Financial Measures
From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

Oriental’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax operating income basis (defined as net interest income, less provision for non-covered loan and lease losses, plus banking and wealth management revenues, less non-interest expenses, and calculated on the accompanying table). Oriental’s management believes that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from Oriental’s continuing business.
Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.
Conference Call
A conference call to discuss Oriental’s results, outlook and related matters will be held on Thursday, February 3, 2011, at 10:00 AM Eastern & 11:00 AM Puerto Rico Time. The call will be accessible live via a webcast on Oriental’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 47th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 30 financial centers. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of declining growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital; (v) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vi) the performance of the stock and bond markets; (vii) competition in the financial services industry; (viii) possible legislative, tax or regulatory changes; and (ix) difficulties in combining the operations of any acquired entity. For a discussion of such factors and certain risks and uncertainties to which Oriental is subject, see Oriental’s annual report on Form 10-K for the year ended December 31, 2009, and its quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, Oriental assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
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ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
(Dollars in thousands):	31-Dec-10	31-Dec-09%		30-Sep-10	31-Dec-10	31-Dec-09%

SUMMARY OF OPERATIONS

Interest Income:
Loans
Loans not covered under shared-loss agreements with the FDIC	$18,160	$17,826	1.9%	$17,700	$71,310	$73,155	-2.5%
Loans covered under shared-loss agreements with the FDIC	15,926	—	100.0%	16,647	44,158	—	100.0%
Mortgage-backed securities	33,132	46,837	-29.3%	40,429	158,674	198,015	-19.9%
Investment securities	5,050	10,209	-50.5%	6,367	29,262	47,776	-38.8%
Short term investments	134	23	482.6%	78	397	534	-25.7%

Total interest income	72,402	74,895	-3.3%	81,221	303,801	319,480	-4.9%

Interest Expense:
Deposits	12,661	12,731	-0.5%	12,680	48,535	54,693	-11.3%
Securities sold under agreements to repurchase	24,709	25,818	-4.3%	25,128	100,609	116,755	-13.8%
Advances from FHLB and other borrowings	3,101	3,103	-0.1%	3,082	12,248	12,380	-1.1%
FDIC-guaranteed term notes	1,021	1,021	0.0%	1,021	4,084	3,175	28.6%
Note payable to the FDIC	—	—	0.0%	823	1,887	—	100.0%
Subordinated capital notes	308	307	0.3%	327	1,238	1,465	-15.5%

Total interest expense	41,800	42,980	-2.7%	43,061	168,601	188,468	-10.5%

Net interest income	30,602	31,915	-4.1%	38,160	135,200	131,012	3.2%
Provision for non-covered loan and lease losses	3,700	4,400	-15.9%	4,100	15,914	15,650	1.7%
Provision for covered loan and lease losses, net	6,282	—	100.0%	—	6,282	—	100.0%

Net interest income after provision for loan and lease losses	20,620	27,515	-25.1%	34,060	113,004	115,362	-2.0%

Non-Interest Income (Loss):
Wealth management revenues	4,692	4,309	8.9%	4,554	17,849	14,473	23.3%
Banking service revenues	3,742	1,612	132.1%	3,414	11,772	5,942	98.1%
Mortgage banking activities	1,999	2,537	-21.2%	3,418	9,554	9,728	-1.8%
Investment banking revenues (losses)	25	—	100.0%	59	118	(4)	-3050.0%

Total banking and wealth management revenues	10,458	8,458	23.6%	11,445	39,293	30,139	30.4%
Total loss on other-than-temporarily impaired securities	—	(53,789)	-100.0%	(14,739)	(39,674)	(101,472)	-60.9%
Portion of loss on securities recognized in other comprehensive income	—	6,390	-100.0%	—	22,508	41,398	-45.6%

Other-than-temporary impairments on securities	—	(47,399)	-100.0%	(14,739)	(17,166)	(60,074)	-71.4%
Net gain (loss) on:
Sales of securities	(22,775)	(52,003)	-56.2%	13,954	15,032	4,385	242.8%
Derivatives	22,941	9,149	150.7%	(22,580)	(36,891)	28,927	-227.5%
Trading securities	21	137	-84.7%	4	23	12,564	-99.8%
Fair value adjustment on FDIC equity appreciation instrument	—	—	0.0%	—	909	—	100.0%
Accretion of FDIC loss-share indemnification asset	1,416	—	100.0%	1,600	4,330	—	100.0%
Foreclosed real estate	(241)	6	-4116.7%	(140)	(524)	(570)	-8.1%
Early extinguishment of repurchase agreements	—	—	0.0%	—	—	(17,551)	-100.0%
Other	67	19	252.6%	(8)	124	113	9.7%

Total non-interest income (loss), net	11,887	(81,633)	-114.6%	(10,464)	5,130	(2,067)	-348.2%

Non-Interest Expenses:
Compensation and employee benefits	11,354	8,345	36.1%	11,686	41,723	32,020	30.3%
Occupancy and equipment	5,073	3,768	34.6%	5,486	18,556	14,763	25.7%
Professional and service fees	4,939	2,968	66.4%	5,480	16,491	10,379	58.9%
Insurance	1,788	1,673	6.9%	1,651	7,006	7,233	-3.1%
Taxes, other than payroll and income taxes	1,348	875	54.1%	1,641	5,106	3,004	70.0%
Advertising and business promotion	1,639	880	86.3%	1,275	4,978	4,208	18.3%
Electronic banking charges	1,392	587	137.1%	1,322	4,504	2,194	105.3%
Communication	656	404	62.4%	827	2,561	1,567	63.4%
Loan servicing and clearing expenses	512	363	41.0%	1,021	3,051	2,390	27.7%
Foreclosure and repossession expenses	1,311	279	369.9%	694	2,830	929	204.6%
Directors and investor relations	365	344	6.1%	396	1,463	1,374	6.5%
Printing, postage, stationery and supplies	393	237	65.8%	299	1,188	902	31.7%
Other	879	683	28.7%	927	3,141	2,415	30.1%

Total non-interest expenses	31,649	21,406	47.9%	32,705	112,598	83,378	35.0%

Income (loss) before income taxes	858	(75,524)	-101.1%	(9,109)	5,536	29,917	-81.5%
Income tax expense (benefit)	(4,216)	(1,479)	185.1%	(1,287)	(4,298)	6,972	-161.6%

Net income (loss)	5,074	(74,045)	-106.9%	(7,822)	9,834	22,945	-57.1%
Less: Dividends on preferred stock	(1,200)	(1,201)	-0.1%	(1,200)	(5,334)	(4,802)	11.1%
Less: Deemed dividend on preferred stock beneficial conversion feature	—	—	0.0%	(22,711)	(22,711)	—	-100.0%

Income available (loss) to common shareholders	$3,874	$(75,246)	-105.1%	$(31,733)	$(18,211)	$18,143	-200.4%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
(Dollars in thousands, except per share data)	31-Dec-10	31-Dec-09%		30-Sep-10	31-Dec-10	31-Dec-09%

PRE-TAX OPERATING INCOME
Net interest income	$30,602	$31,915	-4.1%	$38,160	$135,200	$131,012	3.2%
Less provision for non-covered loan and lease losses	(3,700)	(4,400)	-15.9%	(4,100)	(15,914)	(15,650)	-1.7%
Core non-interest income:
Wealth management revenues	4,692	4,309	8.9%	4,554	17,849	14,473	23.3%
Banking service revenues	3,742	1,612	132.1%	3,414	11,772	5,942	98.1%
Mortgage banking activities	1,999	2,537	-21.2%	3,418	9,554	9,728	-1.8%
Investment banking revenues	25	—	100.0%	59	118	(4)	100.0%

Total core non-interest income	10,458	8,458	23.6%	11,445	39,293	30,139	30.4%
Less non interest expenses	(31,649)	(21,406)	47.9%	(32,705)	(112,598)	(83,378)	-35.0%

Total Pre-tax operating income	$5,711	$14,567	-60.8%	$12,800	$45,981	$62,123	-26.0%

INCOME (LOSS) PER COMMON SHARE
Basic	$0.08	$(3.10)	-102.7%	$(0.70)	$(0.50)	$0.75	-166.4%

Diluted	$0.08	$(3.09)	-102.7%	$(0.70)	$(0.49)	$0.75	-166.3%

COMMON STOCK DATA
Average common shares outstanding and equivalents	46,433	24,354	90.7%	45,482	36,810	24,306	51.4%

Cash dividends per share of common stock	$0.05	$0.04	24.8%	$0.04	$0.17	$0.16	4.2%

Cash dividends declared on common shares	$2,320	$972	138.7%	$1,855	$6,820	$3,888	75.4%

Pay-out ratio	60.02%	-1.30%	-4723.0%	-5.74%	-33.79%	21.50%	-257.2%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	0.28%	-4.49%	-106.1%	-0.39%	0.14%	0.35%	-61.3%

Return on average common equity	2.35%	-103.93%	-102.3%	-20.28%	-3.63%	7.16%	-150.7%

Equity-to-assets ratio	10.01%	5.04%	98.7%	9.55%	10.01%	5.04%	98.7%

Efficiency ratio	77.08%	53.02%	45.4%	65.93%	64.53%	51.74%	24.7%

Expense ratio	1.32%	0.85%	54.2%	1.24%	1.14%	0.87%	31.3%

TAX EQUIVALENT SPREAD
Interest-earning assets	4.50%	4.94%	-8.9%	4.73%	4.74%	5.22%	-9.2%
Tax equivalent adjustment	0.80%	1.78%	-55.1%	0.92%	0.99%	1.72%	-42.4%

Interest-earning assets — tax equivalent	5.30%	6.72%	-21.1%	5.65%	5.73%	6.94%	-17.4%
Interest-bearing liabilities	2.55%	2.98%	-14.4%	2.42%	2.57%	3.22%	-20.2%

Tax equivalent interest rate spread	2.75%	3.74%	-26.5%	3.23%	3.16%	3.72%	-15.1%

Tax equivalent interest rate margin	2.70%	3.88%	-30.4%	3.14%	3.10%	3.86%	-19.7%

NORMAL SPREAD
Investments	3.35%	4.65%	-28.0%	3.78%	3.96%	4.99%	-20.6%
Loans
Loans not covered under shared-loss agreements with the FDIC	6.26%	6.16%	1.6%	6.10%	6.14%	6.21%	-1.1%
Loans covered under shared-loss agreements with the FDIC	9.06%	—	—	8.93%	8.93%	—	—

	7.32%	6.16%	18.8%	7.20%	6.97%	6.21%	12.2%

Interest-earning assets	4.50%	4.94%	-8.9%	4.73%	4.74%	5.22%	-9.2%

Deposits	1.95%	2.90%	-32.8%	2.03%	2.12%	3.13%	-32.3%
Borrowings
Securities sold under agreements to repurchase	2.84%	2.91%	-2.4%	2.84%	2.84%	3.19%	-11.0%
Advances from FHLB and other borrowings	3.78%	3.80%	-0.5%	3.82%	3.77%	3.76%	0.3%
FDIC-guaranteed term notes	3.88%	3.71%	4.6%	3.86%	3.87%	3.58%	8.1%
Purchase money note issued to the FDIC	—	—	—	0.53%	0.73%	—	—
Subordinated capital notes	3.41%	3.40%	0.3%	3.62%	3.43%	4.06%	-15.5%

	2.95%	3.01%	-2.0%	2.63%	2.81%	3.25%	-13.5%

Interest-bearing liabilities	2.55%	2.98%	-14.4%	2.42%	2.57%	3.22%	-20.2%

Interest rate spread	1.95%	1.96%	-0.5%	2.31%	2.17%	2.00%	8.5%

Interest rate margin	1.90%	2.10%	-9.5%	2.22%	2.11%	2.14%	-1.4%

AVERAGE BALANCES
Investments	$4,574,376	$4,907,790	-6.8%	$4,960,528	$4,755,710	$4,938,214	-3.7%
Loans	1,862,267	1,158,245	60.8%	1,906,851	1,656,891	1,178,890	40.5%

Interest-earning assets	$6,436,643	$6,066,035	6.1%	$6,867,379	$6,412,601	$6,117,104	4.8%

Deposits	$2,603,713	$1,755,052	48.4%	$2,494,167	$2,289,167	$1,746,042	31.1%
Borrowings	3,954,446	4,022,421	-1.7%	4,623,159	4,272,056	4,113,207	3.9%

Interest-bearing liabilities	$6,558,159	$5,777,473	13.5%	$7,117,326	$6,561,223	$5,859,249	12.0%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
(Dollars in thousands)	31-Dec-10	31-Dec-09%		30-Sep-10

BALANCE SHEET

Cash and cash equivalents	$448,946	$277,123	62.0%	$142,936

Investments:
Trading securities	1,330	523	154.3%	102
Investment securities available-for-sale, at fair value, with amortized cost of $3,661,146 (December 31, 2009 — $5,044,017, September 30, 2010 — $4,304,055):
FNMA and FHLMC certificates	3,282,190	2,764,172	18.7%	3,509,126
Obligations of US Government sponsored agencies	3,000	1,007,091	-99.7%	301,550
Non-agency collateralized mortgage obligations	—	446,037	-100.0%	63,246
CMO’s issued by US Government sponsored agencies	177,804	286,509	-37.9%	194,427
GNMA certificates	127,714	346,103	-63.1%	137,890
Structured credit investments	41,693	38,383	8.6%	42,443
Puerto Rico Government and agency obligations	67,663	65,364	3.5%	68,406

Total investment securities available-for-sale	3,700,064	4,953,659	-25.3%	4,317,088

FNMA and FHLMC certificates held-to-maturity, at amortized cost, with fair value of $675,721 at December 31, 2010	689,917	—	100.0%	—
Federal Home Loan Bank (FHLB) stock, at cost	22,496	19,937	12.8%	22,496
Other investments	150	150	0.0%	150

Total investments	4,413,957	4,974,269	-11.3%	4,339,836

Securities sold but not yet delivered	—	—	0.0%	317,209

Loans:
Loans not covered under shared-loss agreements with the FDIC:
Mortgage	872,482	918,935	-5.1%	887,251
Commercial	234,992	197,777	18.8%	217,280
Leasing	10,257	—	100.0%	5,926
Consumer	35,912	22,864	57.1%	30,757

Total loans receivable not covered under shared-loss agreements with the FDIC, gross	1,153,643	1,139,576	1.2%	1,141,214
Less: Deferred loan fees, net	(4,354)	(3,496)	24.5%	(4,236)

Total loans receivable not covered under shared-loss agreements with the FDIC	1,149,289	1,136,080	1.2%	1,136,978
Allowance for loan and lease losses on non-covered loans	(31,430)	(23,272)	35.1%	(29,640)

Loans receivable, net	1,117,859	1,112,808	0.5%	1,107,338
Mortgage loans held for sale	33,979	27,261	24.6%	31,432

Total loans not covered under shared-loss agreements with the FDIC, net	1,151,838	1,140,069	1.0%	1,138,770

Loans covered under shared-loss agreements with the FDIC:
Loans secured by 1-4 family residential properties	166,865	—	100.0%	174,355
Construction and development secured by 1-4 family residential properties	17,253	—	100.0%	18,165
Commercial and other construction	388,261	—	100.0%	411,188
Leasing	79,093	—	100.0%	95,207
Consumer	18,546	—	100.0%	19,692

Loans covered under shared-loss agreements with the FDIC	670,018	—	100.0%	718,607
Allowance for loan and lease losses on covered loans	(49,286)	—	-100.0%	—

Loans covered under shared-loss agreements with the FDIC, net	620,732	—	100.0%	718,607

Total loans, net	1,772,570	1,140,069	55.5%	1,857,377

FDIC shared-loss indemnification asset	471,872	—	100.0%	548,127
Foreclosed real estate covered under shared-loss agreements with the FDIC	15,962	—	100.0%	16,380
Foreclosed real estate not covered under shared-loss agreements with the FDIC	11,969	9,347	28.1%	13,765
Other repossessed assets covered under shared-loss agreements with the FDIC	2,350	—	100.0%	2,748
Core deposit intangible	1,328	—	100.0%	1,363
FDIC loss share receivable	1,757	—	100.0%	426
Accrued interest receivable	28,716	33,656	-14.7%	30,644
Deferred tax asset, net	30,350	31,685	-4.2%	35,583
Prepaid FDIC Insurance	16,796	22,568	-25.6%	18,235
Premises and equipment, net	23,941	19,775	21.1%	17,125
Other prepaid expenses	7,897	4,269	85.0%	10,514
Derivative asset	11,023	8,511	29.5%	—
Servicing asset	9,695	7,120	36.2%	9,647
Mortgage tax credits	3,432	3,819	-10.1%	1,954
Debt issuance costs	2,299	3,531	-34.9%	2,607
Goodwill	3,662	2,006	82.6%	3,662
Investment in statutory trust	1,086	1,086	0.0%	1,086
Investment in equity indexed options	9,870	6,464	52.7%	7,106
Investment in swap options	7,422	—	100.0%	—
Accounts receivable and other assets	15,877	5,535	186.8%	20,889

Total assets	$7,312,777	$6,550,833	11.6%	$7,399,219

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
(Dollars in thousands)	31-Dec-10	31-Dec-09%		30-Sep-10

Deposits:
Non-interest bearing demand deposits	$170,649	$73,548	132.0%	$168,596
Interest-bearing savings and demand deposits	1,019,594	706,750	44.3%	954,762
Individual retirement accounts	359,730	312,843	15.0%	351,743
Retail certificates of deposit	477,180	312,410	52.7%	436,706

Total Retail Deposits	2,027,153	1,405,551	44.2%	1,911,807
Institutional deposits	283,686	136,683	107.6%	406,266
Brokered Deposits	278,048	203,267	36.8%	278,048

Total deposits	2,588,887	1,745,501	48.3%	2,596,121

Borrowings:
Short-term borrowings	42,470	49,179	-13.6%	29,875
Securities sold under agreements to repurchase	3,456,781	3,557,308	-2.8%	3,541,520
Advances from FHLB	281,753	281,753	0.0%	281,753
FDIC-guaranteed term notes	105,834	105,834	0.0%	105,112
Subordinated capital notes	36,083	36,083	0.0%	36,083

Total borrowings	3,922,921	4,030,157	-2.7%	3,994,343

Total interest-bearing liabilities	6,511,808	5,775,658	12.7%	6,590,464

FDIC net settlement payable	24,839	—	100.0%	41,601
Derivative liability	64	—	100.0%	8,289
Securities purchased but not yet received	—	413,359	-100.0%	—
Accrued expenses and other liabilities	43,735	31,650	38.2%	52,328

Total liabilities	6,580,446	6,220,667	5.8%	6,692,682

Preferred stock	68,000	68,000	0.0%	68,000
Common stock	47,808	25,739	85.7%	47,808
Additional paid-in capital	498,435	213,445	133.5%	498,486
Legal surplus	46,331	45,279	2.3%	45,906
Retained earnings	51,502	77,584	-33.6%	50,374
Treasury stock, at cost	(16,732)	(17,142)	-2.4%	(17,116)
Accumulated other comprehensive income (loss), net	36,987	(82,739)	-144.7%	13,079

Total stockholders’ equity	732,331	330,166	121.8%	706,537

Total liabilities and stockholders’ equity	$7,312,777	$6,550,833	11.6%	$7,399,219

SELECTED FINANCIAL DATA AT PERIOD-END

Common shares outstanding at end of period	46,349	24,235	91.2%	46,317

Book value per common share	$14.33	$10.82	32.5%	$13.79

Trust assets managed	$2,175,270	$1,818,498	19.6%	$2,120,833
Broker-dealer assets gathered	1,695,635	1,269,285	33.6%	1,425,445

Total assets managed	$3,870,905	$3,087,783	25.4%	$3,546,278

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	AS OF
	31-Dec-10	31-Dec-09%		30-Sep-10
CAPITAL RATIOS

Leverage capital ratio	9.56%	6.52%	46.6%	8.99%
Leverage capital ratio required	4.00%	4.00%		4.00%
Actual tier I capital	$698,836	$414,702	68.5%	$708,869
Tier 1 capital required	$292,448	$254,323	15.0%	$315,235
Excess over regulatory requirement	$406,388	$160,379	153.4%	$393,634

Tier I risk-based capital ratio	26.42%	18.79%	40.6%	24.00%
Tier I risk-based capital ratio required	4.00%	4.00%		4.00%
Actual tier I risk-based capital	$698,836	$414,702	68.5%	$708,869
Tier I risk-based capital required	$105,797	$88,295	19.8%	$118,134
Excess over regulatory requirement	$593,039	$326,407	81.7%	$590,735
Risk-weighted assets	$2,644,927	$2,207,383	19.8%	$2,953,361

Total risk-based capital ratio	27.69%	19.84%	39.6%	25.02%
Total risk-based capital ratio required	8.00%	8.00%		8.00%
Actual total risk-based capital	$732,359	$437,975	67.2%	$739,062
Total risk-based capital required	$211,594	$176,591	19.8%	$236,269
Excess over regulatory requirement	$520,765	$261,384	99.2%	$502,793
Risk-weighted assets	$2,644,927	$2,207,383	19.8%	$2,953,361

Tangible common equity to total assets	9.04%	3.97%	127.7%	8.72%
Tangible common equity to total risk-weighted assets	24.99%	11.79%	112.0%	21.86%
Total equity to total assets	10.01%	5.04%	98.7%	9.69%
Total equity to risk-weighted assets	27.69%	14.96%	85.1%	24.28%

ORIENTAL FINANCIAL GROUP
Financial Summary
(NYSE: OFG)

	QUARTER ENDED				YEAR ENDED
(Dollars in thousands)	31-Dec-10	31-Dec-09%		30-Sep-10	31-Dec-10	31-Dec-09%

Loan Production and Purchases Summary:
Mortgage loans production	$50,726	$63,214	-19.8%	$58,958	$220,253	$243,727	-9.6%
Mortgage loans purchased	6,626	5,013	32.2%	9,933	24,925	12,558	98.5%

Total mortgage	57,352	68,227	-15.9%	68,891	245,178	256,285	-4.3%

Commercial	34,381	21,746	58.1%	26,354	101,042	57,850	74.7%
Leasing	5,242	—	100.0%	4,597	11,633	—	100.0%
Consumer	4,503	3,392	32.8%	3,514	13,758	9,198	49.6%

Total loan production and purchases	$101,478	$93,365	8.7%	$103,356	$371,611	$323,333	14.9%

CREDIT DATA

Net credit losses, excluding loans covered under shared-loss agreements with the FDIC:
Mortgage	$978	$717	36.4%	$432	$3,773	$3,423	10.2%
Commercial	488	408	19.6%	1,710	2,753	2,167	27.0%
Consumer	445	179	148.6%	320	1,230	1,080	13.9%

Total net credit losses	$1,911	$1,304	46.5%	$2,462	$7,756	$6,670	16.3%

Net credit losses to average loans outstanding	0.66%	0.45%	46.5%	0.85%	0.67%	0.57%	17.1%

	AS OF
	31-Dec-10	31-Dec-09%		30-Sep-10

Allowance for loan and lease losses on non-covered loans	$31,430	$23,272	35.1%	$29,640

Allowance coverage ratios:
Allowance for loan and lease losses to total loans (excluding loans covered under shared-loss agreements with the FDIC)	2.66%	2.00%	32.8%	2.54%

Allowance for loan and lease losses to non-performing loans	25.59%	22.30%	14.8%	26.76%

Non-performing assets summary (excluding assets covered under shared-loss agreements with the FDIC):
Mortgage	$98,389	$88,238	11.5%	$96,286
Commercial	23,619	15,688	50.6%	13,862
Consumer	761	445	71.0%	604
Leasing	35	—	100.0%	—

Non-performing loans	122,804	104,371	17.7%	110,752
Foreclosed properties	11,969	9,347	28.1%	13,765

Non-performing assets	$134,773	$113,718	18.5%	$124,517

Non-performing loans to total loans (excluding loans covered under shared-loss agreements with the FDIC)	10.38%	8.97%	15.7%	9.48%

Non-performing loans to total assets (excluding assets covered under shared-loss agreements with the FDIC)	1.85%	1.59%	16.4%	1.66%

Non-performing assets to total assets (excluding assets covered under shared-loss agreements with the FDIC)	2.03%	1.74%	16.7%	1.87%

Non-performing assets to total capital	18.40%	34.44%	-46.6%	17.62%